UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

GenOn Energy, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee paid previously with preliminary materials.

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April 20, 2011
Dear Stockholder:
According to our latest records, we have not yet received your proxy for the important Annual Meeting of GenOn Energy, Inc. on May 4, 2011, at which our Board of Directors recommends that stockholders vote FOR all of the directors in item 1, FOR items 2, 3, 4 and 5, ONE YEAR on item 6 and AGAINST item 7.
Please help your company avoid the expense of further solicitation by signing, dating and returning the enclosed proxy card today.
Thank you for your cooperation.
Very truly yours,
Executive Vice President,
General Counsel and Corporate Secretary and
Chief Compliance Officer
If you have any questions, or need assistance in the last-minute voting of your shares, please call our proxy solicitor,
INNISFREE M&A INCORPORATED
TOLL-FREE, at 1-877-800-5187.

April 4, 2011
Dear Stockholder:
We have previously sent to you proxy materials for the Annual Meeting of GenOn Energy, Inc. stockholders, to be held on May 4, 2011. Our Board of Directors recommends that stockholders vote FOR all of the directors in item 1, FOR items 2, 3, 4 and 5, ONE YEAR on item 6 and AGAINST item 7.
Your vote is important, no matter how many or how few shares you may own. If you have not already done so, please vote TODAY by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the envelope provided.
Very truly yours,
Executive Vice President,
General Counsel and Corporate Secretary and
Chief Compliance Officer
REMEMBER:
You can vote your shares by telephone, or via the Internet.
Please follow the easy instructions on the enclosed card.
If you have any questions, or need assistance in voting
your shares, please call our proxy solicitor,
INNISFREE M&A INCORPORATED
TOLL-FREE, at 1-877-800-5187.